UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 10, 2025

Cornerstone Building Brands, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	1-14315	76-0127701
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

5020 Weston Parkway	Suite 400	Cary	NC	27513
(Address of principal executive offices)				(Zip Code)

Registrant’s telephone number, including area code: (866) 419-0042
________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition

Cornerstone Building Brands, Inc. (“Cornerstone Building Brands”, together with its subsidiaries, unless the context requires otherwise, the “Company,” “we,” “us” or “our”) is providing the following estimated financial and operational data to prospective investors.

Unaudited Preliminary Estimated Results for the Three Months Ended March 31, 2025

Set forth below are unaudited preliminary estimated financial results for the Company, based on information available to us as of the date of this Current Report on Form 8-K. The amounts set forth below are subject to revision based upon the completion of our quarter-end financial closing process, a final review by our management, as well as the related external review of our results of operations for the three months ended March 31, 2025 and the preparation of full financial statements and related notes. The unaudited preliminary estimated financial information included in this Current Report on Form 8-K has been prepared by, and is the responsibility of, our management. Deloitte & Touche LLP has not audited, reviewed, compiled or applied agreed-upon procedures with respect to the preliminary financial information. The processes the Company has used to produce the unaudited preliminary estimated financial information required a greater degree of estimation and assumptions than required during a typical period end closing process. During the completion of such procedures and preparation, the Company may identify additional items that require adjustments to the unaudited preliminary estimated financial information presented below. The unaudited preliminary estimated financial information should not be considered a substitute for the financial statements for the three months ended March 31, 2025 prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”) once they become available. Therefore, investors should not place undue reliance on the unaudited preliminary estimated financial information below. The preliminary results presented below are not necessarily indicative of any future period or our full fiscal year 2025 and should be read together with the Company’s audited consolidated financial statements and related notes and other financial information reported in the Annual Report on Form 10-K for the fiscal year ended December 31, 2024. The Company undertakes no obligation to update or revise these amounts as a result of new information or otherwise.

	Three Months Ended
(dollars in thousands)	March 31, 2025	March 31, 2025
(unaudited)	(low end of the range)	(high end of the range)	March 30, 2024 (c)
Net Sales	$1,163,300	$1,187,300	$1,145,687
Pro Forma Net Sales (a)	1,163,300	1,187,300	1,313,281
Operating Loss	(21,772)	(15,772)	(7,289)
Adjusted EBITDA (a)(b)	88,957	94,957	106,941
Pro Forma Adjusted EBITDA (a)	88,957	94,957	132,754

(a)Pro Forma Net Sales, Adjusted EBITDA and Pro Forma Adjusted EBITDA are non-GAAP measures. Pro Forma measures include the results of the Harvey Building Products Corp. (“Harvey”) and Mueller Supply Company, Inc. (“Mueller”) acquisitions as if occurred at the beginning of the reported period.
(b)Adjusted EBITDA is calculated based on the terms contained in the Company’s term loan credit agreement and excludes restructuring and impairment charges, strategic development and acquisition related costs, long-term incentive plan compensation, facility closure charges and employee separation, and other items, net.
(c)The results presented for the first fiscal quarter of 2024 should be read together with the Company’s unaudited condensed interim consolidated financial statements and related notes and other financial information reported in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 30, 2024.

As of the date of this Current Report on Form 8-K, the Company estimates the potential impact of the announced tariffs on Adjusted EBITDA and Pro Forma Adjusted EBITDA to be between $30 million and $50 million for the year ended December 31, 2025, prior to any price increases to offset the impact. We are monitoring the ever-changing environment and continue to evaluate actions to mitigate potential impacts.

In comparison to the midpoint of Q1 2025 guidance, net sales exceeded expectations primarily due to favorable price/mix in the Shelter Solutions segment and higher volumes across all segments. Adjusted EBITDA also surpassed the midpoint of the guidance, driven by favorable price versus inflation in the Shelter Solutions segment, increased volumes, and improved net manufacturing productivity, particularly within the Aperture Solutions and Surface Solutions segments.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements and information in this Current Report on Form 8-K constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “estimate,” “believe,” “anticipate,” “guidance,” “plan,” “potential,” “expect,” “should,” “will,” “forecast,” “target” and similar expressions are forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect our current expectations, assumptions and/or beliefs concerning future events. As a result, these forward-looking statements rely on a number of assumptions, forecasts and estimates, and therefore, these forward-looking statements are subject to a number of risks and uncertainties that may cause the Company’s actual performance to differ materially from that projected in such statements. Such forward-looking statements include, but are not limited to, statements concerning our preliminary estimated financial performance for the quarter ended March 31, 2025 and the potential impact of the announced tariffs for the year ended December 31, 2025. Among the factors that could cause actual results to differ materially include, but are not limited to, challenging macroeconomic conditions affecting the residential new construction and the repair and remodel end markets and the commercial construction market, including high interest rates; commodity price volatility or limited availability of raw materials, including steel, polyvinyl chloride resin, aluminum, and glass due to supply chain disruptions, including the impact of recently imposed tariffs; increases in the macroeconomic inflationary environment; and the impact on demand for our products and services; our ability to identify and develop relationships with a sufficient number of qualified suppliers to mitigate risk in the event a significant supplier experiences a significant production or supply chain interruption; seasonality of the business and adverse weather conditions; the increasing difficulty for consumers and builders in obtaining credit or financing; our ability to successfully implement operational efficiency initiatives and reduce costs while ensuring superior quality; our ability to successfully achieve price increases to offset cost increases; our ability to compete effectively against competitors; our ability to successfully integrate our acquired businesses and to realize anticipated benefits; our ability to employ, train and retain qualified personnel; increases in labor costs, labor market pressures, potential labor disputes, union organizing activity and work stoppages at our facilities or the facilities of our suppliers; increases in energy costs; increases in freight and transportation costs; volatility in the United States and international economies and in the credit markets; additional impairments of our goodwill or intangible assets; our ability to successfully develop new products or improve existing products; enforcement and obsolescence of our intellectual property rights; costs related to compliance with, violations of or liabilities under environmental, health and safety laws; our ability to make strategic acquisitions accretive to earnings and dispositions at favorable prices and terms; our ability to fund operations and provide increased working capital necessary to support our strategy and acquisitions using available liquidity; global climate change, and compliance with new or changed laws or regulations relating to sustainability; breaches of our information system security measures; damage to our computer infrastructure and software systems, as well as issues relating to the incorporation of artificial intelligence solutions into our systems; necessary maintenance or replacements to our enterprise resource planning technologies; our ability to remediate a material weakness in our internal control over financial reporting and maintain an effective system of internal control over financial reporting; tariffs or import and trade restrictions, including recently imposed tariffs by the Trump administration; potential personal injury, property damage or product liability claims or other types of litigation, including stockholder litigation related to our acquisition by investment funds managed by Clayton, Dubilier and Rice, LLC; compliance with certain laws related to our international business operations; significant changes in factors and assumptions used to measure certain of our defined benefit plan obligations and the effect of actual investment returns on pension assets; additional costs from new regulations which relate to the utilization or manufacturing of our products or services, including changes in building codes and standards; our controlling stockholder’s interests differing from the interests of holders of our indebtedness; our substantial indebtedness and our ability to incur substantially more indebtedness; limitations that our debt agreements place on our ability to engage in certain business and financial transactions; our ability to obtain financing on acceptable terms; exchange rate fluctuations; downgrades of our credit ratings; and the effect of increased interest rates on our ability to service our debt. See also the “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and other risks described in documents subsequently filed by the Company from time to time with the Securities Exchange Commission, which identify important factors, though not necessarily all such factors, that could cause future outcomes to differ materially from those set forth in these forward-looking statements.

Non-GAAP Financial Measures

This Current Report on Form 8-K includes estimates of Pro Forma Net Sales, Adjusted EBITDA and Pro Forma Adjusted EBITDA, which are not financial metrics prepared in accordance with U.S. GAAP and, as a result, are considered non-GAAP financial measures. Our non-GAAP financial measures are not intended to replace the presentation of the comparable measures under U.S. GAAP. However, we believe the presentation of the non-GAAP financial measures, when considered together with the comparable U.S. GAAP financial measures, assist investors in understanding the factors and trends affecting our underlying business that could not be obtained absent these disclosures. Additionally, we believe that the presentation of our non-GAAP financial measures enables investors to evaluate trends in the business excluding certain items which are not entirely a result of base operations.

Furthermore, the presentation of this non-GAAP financial measure supplements other metrics we use to internally evaluate our business and facilitates the comparison of past and present operations. The non-GAAP financial measures we use may differ from non-GAAP financial measures used by other companies and other companies may not define non-GAAP financial measures we use in the same way.

The following table presents the reconciliation of non-GAAP financial measures presented above to the most directly comparable measures prepared in accordance with U.S. GAAP for the periods presented.

A reconciliation of Adjusted EBITDA and Pro Forma Adjusted EBITDA to Operating Income is included in this Current Report on Form 8-K because we are unable to quantify certain amounts that would be required to be included in Net Income without unreasonable effort and, as such, we believe a reconciliation of Adjusted EBITDA and Pro Forma Adjusted EBITDA to Net Income would imply a degree of precision that would be confusing or misleading to investors.

	Three Months Ended
(dollars in thousands)	March 31, 2025	March 31, 2025
(unaudited)	(low end of the range)	(high end of the range)	March 30, 2024 (c)
Net Sales	$1,163,000	$1,187,000	$1,145,687
Impact of acquisitions and divestitures (a)	—	—	167,594
Pro Forma Net Sales	1,163,000	1,187,000	1,313,281

Operating Income	(21,772)	(15,772)	(7,289)
Depreciation and amortization	105,480	105,480	94,317
Strategic development and acquisition related costs	5,283	5,283	4,074
Long-term incentive plan compensation (b)	(3,543)	(3,543)	10,514
Facility closure charges and employee separation	1,062	1,062	1,526
Other, net	2,447	2,447	3,799
Adjusted EBITDA	88,957	94,957	106,941
Adjusted EBITDA as a % of Net Sales	7.6%	8.0%	9.3%

Impact of acquisitions and divestitures (a)	—	—	25,813
Pro Forma Adjusted EBITDA	$88,957	$94,957	$132,754
Pro Forma Adjusted EBITDA as a % of Pro Forma Net Sales	7.6%	8.0%	10.1%

(a)Includes the results of the Harvey and Mueller acquisitions as if occurred at the beginning of the reported period.
(b)Reflects expenses related to long-term incentive compensation plans.
(c)The results presented for the first fiscal quarter of 2024 should be read together with the Company’s unaudited condensed interim consolidated financial statements and related notes and other financial information reported in the Company’s Quarterly Report on Form 10-Q for the quarterly period ended March 30, 2024.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CORNERSTONE BUILDING BRANDS, INC.

By:	/s/ Jeffrey S. Lee
Name: Jeffrey S. Lee
Title: Executive Vice President and Chief Financial Officer

Date:April 10, 2025